Exhibit 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement of Direct Insite Corp. and Subsidiaries on Form S-1 of our report dated March 26, 2008, with respect to our audits of the consolidated financial statements of Direct Insite Corp. and Subsidiaries as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

Our report on the consolidated financial statements refers to a change in the method of accounting for common stock warrants in accordance with FASB Staff Position ("FSP") EITF 00-19-2, "Accounting for Registration Payment Arrangements", effective January 1, 2007. Also, our report on the consolidated financial statements refers to a change in the method of accounting for share based compensation in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004), effective January 1, 2006.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
Melville, New York
September 29, 2008